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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         American Retirement Corporation
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             (Exact name of registrant as specified in its charter)

            Tennessee                                       62-1674303
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(State of Incorporation or Organization)                (I.R.S. Employer
                                                       Identification No.)

     111 Westwood Place, Suite 402
         Brentwood, Tennessee                                37027
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(Address of Principal Executive Offices)                   (Zip Code)

If this Form relates to the registration          If this Form relates to the
of a class of debt securities and is effective    registration of a class of debt
upon filing pursuant to General Instruction       securities and is to become
A(c)(1) please check the following box. [ ]       effective simultaneously with the
                                                  effectiveness of a concurrent
                                                  registration statement under the
                                                  Securities Act of 1933 pursuant to
                                                  General Instruction A(c)(2) please
                                                  check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of Each Exchange on
      Title of Each Class                         Which Each Class is to be
      to be so Registered                                 Registered
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  Common Stock, par value $.01                      New York Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:  None



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Registrant incorporates by reference herein the description of the Registrant's Common Stock appearing under the caption "Description of Capital Stock" at pages 66 through 69 in the Registrant's preliminary prospectus, dated May 19, 1997, included in Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (No. 333-23197) (the "Registration Statement") as filed with the Securities and Exchange Commission (the "SEC") on May 19, 1997, as such description may be amended in any preliminary or final prospectus included or deemed to be included in an amendment to the Registration Statement subsequently filed with the SEC. The Registration Statement will be declared effective concurrently with this Form 8-A.


ITEM 2.  EXHIBITS.

         All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           American Retirement Corporation


Date:  May 22, 1997                        /s/ George T. Hicks
                                           ------------------------------------
                                           George T. Hicks
                                           Executive Vice President -- Finance,
                                           Chief Financial Officer, Treasurer
                                           and Secretary



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